Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER

AND YEAR END RESULTS

NET INCOME OF 27 CENTS PER DILUTED SHARE

MONDOVI, Wis., Jan. 27, 2009 (Globe Newswire) – Marten Transport, Ltd. (Nasdaq/GS:MRTN) announced today its financial and operating results for the quarter and year ended Dec. 31, 2008.

For the fourth quarter, net income increased 96.4% to $5.8 million, or 27 cents per diluted share, compared with $3.0 million, or 14 cents per diluted share, for the same quarter of 2007.   For 2008, net income increased 20.7% to $18.1 million, or 82 cents per diluted share, compared with $15.0 million, or 68 cents per diluted share, for 2007.

Operating revenue, consisting of revenue from truckload and logistics operations, decreased 3.1% to $140.4 million in the fourth quarter of 2008 from $144.8 million in the 2007 quarter.  For 2008, operating revenue increased 8.4% to $607.1 million from $560.0 million in 2007.  Truckload revenue decreased 5.9% to $115.9 million in the fourth quarter of 2008 from $123.2 million in the 2007 quarter.  For 2008, truckload revenue increased 3.6% to $508.2 million from $490.5 million in 2007.  Logistics revenue, which consists of revenue from brokerage and intermodal operations, increased 12.9% to $24.4 million in the fourth quarter of 2008 from $21.6 million in the 2007 quarter.  For 2008, logistics revenue increased 42.4% to $98.9 million from $69.5 million in 2007.

Operating revenue included fuel surcharges of $23.2 million and $132.6 million for the fourth quarter and yearly periods of 2008, compared with $26.0 million and $87.1 million for the fourth quarter and yearly periods of 2007.  Operating revenue, net of fuel surcharges, decreased 1.4% to $117.1 million in the 2008 quarter from $118.8 million in the 2007 quarter and increased by 0.3% to $474.5 million for 2008 from $472.9 million in 2007.

Chairman and Chief Executive Officer Randolph L. Marten said, “Our ability to produce favorable results within an unfavorable freight environment was clearly demonstrated in the fourth quarter.  We continued our disciplined focus on superior customer service, profitable freight selection and aggressive cost controls.  In the fourth quarter of 2008, our total operating expenses declined 6.5% quarter-over-quarter, while operating revenue declined by only 3.1%.  Our fuel expense decreased in this year’s fourth quarter due to fuel prices declining significantly throughout the quarter combined with fuel cost control measures we implemented in 2008.

“We continued to increase the density in our regional markets, allowing for a shorter length of haul and overall reduced expenses.  While our rates per mile in our regional operations tend to be higher, the overall transportation cost to our customers is lower as a result of their trending toward regional distribution.

“Our logistics business continued its solid growth in the fourth quarter of 2008 as well.  Logistics revenue, net of intermodal fuel surcharges, grew to $22.6 million in the fourth quarter, an increase of 10.4% over the 2007 quarter.  For the year, logistics revenue, net of intermodal fuel surcharges, grew 36.3% to $90.2 million, compared to $66.2 million in 2007.  Logistics revenue consists of revenue from our internal brokerage and intermodal operations and revenue associated with our 45% interest in MW Logistics, LLC, a third-party provider of logistics services.

“In the fourth quarter we also saw an exodus of capacity as independent contractors left the market and some of the smaller carriers failed, which impacted the mix of company and independent contractor miles.  The number of miles driven by independent contractors decreased 44.8% while the number of company miles stayed basically flat.  Average truckload revenue, net of fuel surcharges, per total mile increased by 3.6% to $1.543 over the 2007 quarter.  In furtherance of our focus on the most profitable freight, we continued to reduce our length of haul.  Average miles per trip decreased by 7.5% quarter-over-quarter, which contributed to a 4.6% decrease in average miles per tractor.  Our average truckload revenue, net of fuel surcharges, per tractor per week decreased by 1.2% due to the decrease in utilization, partially offset by the increase in rates.

“Purchased transportation expense decreased in the 2008 quarter compared with the 2007 quarter.  The decrease in purchased transportation expense was primarily the result of fewer miles driven by independent contractors, partially offset by continuing growth in our logistics business.

“The improvement in fuel and fuel taxes expense was primarily attributable to a decrease in the average cost of fuel compared with the fourth quarter of 2007 and to fuel cost control measures we implemented throughout 2008.  Over the past year, we have worked diligently to control fuel costs and usage by improving our volume purchasing arrangements and optimizing our drivers’ fuel purchases with national fuel centers, focusing on shorter lengths of haul, installing and tightly managing the use of auxiliary power units in 96% of our tractors to minimize engine idling, and improving fuel usage in our trailers’ refrigeration units.

“Insurance and claims expense increased approximately $1.9 million from the fourth quarter of 2007, primarily due to an increase in the cost of self-insured auto liability and workers’ compensation accident claims.

“Our operating ratio (operating expenses as a percentage of operating revenue) improved to 92.7% for the fourth quarter of 2008 from 96.1% for the fourth quarter of 2007.  Our operating ratio was 94.6% for 2008 compared with 95.0% for 2007.”

Mr. Marten also offered the following comments:  “Marten’s already strong balance sheet grew even stronger throughout 2008.  We continue to be well-positioned for an economic recovery.  Our disciplined approach to controlling our operating expenses has allowed us to increase free cash flow to pay down debt.  Over the last year we’ve paid down $41.8 million in debt in order to ensure that we retain the liquidity needed to weather the current economic downturn.  At Dec. 31, 2008, our balance sheet reflected approximately $255.7 million in stockholders’ equity and $2.9 million in debt, for a debt-to-capitalization ratio of approximately 1.1%, with the lowest level of debt since before our initial public offering in 1986.

“We anticipate net capital expenditures of $40 million to $60 million in 2009, which we will adjust throughout the year as we size our fleet to existing customer demand.

“Lastly, I gratefully acknowledge the people of Marten Transport who remain one of Marten’s key strategic strengths and who executed our multi-faceted business model very well within the difficult operating conditions of 2008.”

Marten Transport, with headquarters in Mondovi, Wis., is one of the leading temperature-sensitive truckload carriers in the United States.  Marten specializes in transporting food and other consumer packaged goods that require a temperature-sensitive or insulated environment.  Marten offers nationwide service, concentrating on expedited movements for high-volume customers.  Marten’s common stock is traded on the NASDAQ Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may be identified by their use of terms or phrases such as “expects,” “estimates,” “projects,” “believes,” “anticipates,” “plans,” “intends,” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to significant risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. In this release, forward-looking statements involve, among other things, our expectations concerning our position in the industry and net capital expenditures. The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: the risk that our perception of the cyclicality of the markets we primarily serve is incorrect or there are recessionary economic cycles and downturns in customers’ business cycles; increases in the prices paid for new revenue equipment and changes in the resale value of our used equipment causing our gain on disposition to fluctuate; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to maintain profitability in or continue to grow our logistics business; our ability to maintain density in the regional markets; surplus inventories; decreased availability of financing from our traditional sources; decreased cash flows; strikes, work slow downs, or work stoppages at the company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices as well as fluctuations in surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers;  the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increased indebtedness, and associated interest expense, arising from upgrading our fleet of equipment; shortages in supply of new equipment from manufacturers; changes in management’s estimates of the need for new tractors and trailers; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; elevated experience in the frequency and severity of claims relating to accident, cargo, workers’ compensation, health, and other claims; changes in management’s estimates of liability based upon such experience and development factors; increases in insurance premiums and deductible amounts; seasonal factors such as harsh weather conditions that increase operating costs; decreases in productivity that may offset or eliminate potential savings from the installation of auxiliary power units,  unexpected maintenance or other costs associated with such units, or our inability to continue to maintain idle time at the recent level; competition from trucking, rail, and intermodal competitors; and regulatory requirements that increase costs or decrease efficiency, including new emissions standards for engines and revised hours-of-service requirements for drivers, or changes in tax treatment with respect to our per diem program. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports and filings with the Securities and Exchange Commission. The Company does not assume, and specifically disclaims, any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

CONTACTS: Randy Marten, Chairman and Chief Executive Officer, and Jim Hinnendael, Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash	$2,395	$3,618
Marketable securities	2,604	350
Receivables:
Trade, net	50,143	51,539
Other	7,385	6,175
Prepaid expenses and other	13,705	13,823
Deferred income taxes	6,140	4,653

Total current assets	82,372	80,158

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	451,172	447,430
Accumulated depreciation	(136,871)	(122,246)

Net property and equipment	314,301	325,184

Other assets	770	2,048

TOTAL ASSETS	$397,443	$407,390

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Checks issued in excess of cash balances	$1,807	$—
Accounts payable and accrued liabilities	32,894	32,384
Insurance and claims accruals	21,386	17,431
Current maturities of long-term debt	1,428	5,000

Total current liabilities	57,515	54,815

Long-term debt, less current maturities	1,429	39,643
Deferred income taxes	81,048	74,719

Total liabilities	139,992	169,177

Minority interest	1,715	1,283

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value per share; 48,000,000 shares authorized; 21,830,071 shares at December 31, 2008, and 21,811,837 shares at December 31, 2007, issued and outstanding	218	218
Additional paid-in capital	75,305	74,570
Retained earnings	180,213	162,142

Total stockholders’ equity	255,736	236,930

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$397,443	$407,390

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)

OPERATING REVENUE	$140,354	$144,811	$607,099	$560,017

OPERATING EXPENSES (INCOME):
Salaries, wages and benefits	38,294	37,988	152,616	153,774
Purchased transportation	24,761	29,386	113,175	103,776
Fuel and fuel taxes	30,963	39,497	175,892	149,021
Supplies and maintenance	10,080	10,257	38,378	38,621
Depreciation	13,001	11,692	49,705	47,009
Operating taxes and licenses	1,667	1,662	6,729	6,823
Insurance and claims	7,421	5,561	25,409	22,353
Communications and utilities	1,033	1,021	3,740	3,869
Gain on disposition of revenue equipment	(225)	(503)	(2,664)	(3,386)
Other	3,092	2,576	11,414	10,356

Total operating expenses	130,087	139,137	574,394	532,216

OPERATING INCOME	10,267	5,674	32,705	27,801

OTHER EXPENSES (INCOME):
Interest expense	110	759	1,142	3,823
Interest income and other	(32)	(162)	(184)	(693)
Minority interest	198	272	1,120	802
	276	869	2,078	3,932

INCOME BEFORE INCOME TAXES	9,991	4,805	30,627	23,869

PROVISION FOR INCOME TAXES	4,169	1,840	12,556	8,901

NET INCOME	$5,822	$2,965	$18,071	$14,968

BASIC EARNINGS PER COMMON SHARE	$0.27	$0.14	$0.83	$0.69

DILUTED EARNINGS PER COMMON SHARE	$0.27	$0.14	$0.82	$0.68

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar Change	Percentage Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2008	2007	2008 vs. 2007	2008 vs. 2007
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$94,527	$98,292	$(3,765)	(3.8)%
Truckload fuel surcharge revenue	21,414	24,893	(3,479)	(14.0)
Total Truckload revenue	115,941	123,185	(7,244)	(5.9)

Logistics revenue, net of intermodal fuel surcharge revenue	22,611	20,483	2,128	10.4
Intermodal fuel surcharge revenue	1,802	1,143	659	57.7
Total Logistics revenue	24,413	21,626	2,787	12.9

Total operating revenue	$140,354	$144,811	$(4,457)	(3.1)%

Operating income:
Truckload	$9,075	$4,169	$4,906	117.7%
Logistics	1,192	1,505	(313)	(20.8)
Total operating income	$10,267	$5,674	$4,593	80.9%

Operating ratio:
Truckload	92.2%	96.6%		4.6%
Logistics	95.1	93.0		(2.3)
Consolidated operating ratio	92.7%	96.1%		3.5%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

	Year Ended December 31,		Dollar Change Year Ended December 31,	Percentage Change Year Ended December 31,
(Dollars in thousands)	2008	2007	2008 vs. 2007	2008 vs. 2007
	(Unaudited)
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$384,264	$406,754	$(22,490)	(5.5)%
Truckload fuel surcharge revenue	123,922	83,786	40,136	47.9
Total Truckload revenue	508,186	490,540	17,646	3.6

Logistics revenue, net of intermodal fuel surcharge revenue	90,194	66,163	24,031	36.3
Intermodal fuel surcharge revenue	8,719	3,314	5,405	163.1
Total Logistics revenue	98,913	69,477	29,436	42.4

Total operating revenue	$607,099	$560,017	$47,082	8.4%

Operating income:
Truckload	$26,055	$22,689	$3,366	14.8%
Logistics	6,650	5,112	1,538	30.1
Total operating income	$32,705	$27,801	$4,904	17.6%

Operating ratio:
Truckload	94.9%	95.4%		0.5%
Logistics	93.3	92.6		(0.8)
Consolidated operating ratio	94.6%	95.0%		0.4%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007

Truckload Segment:
Average truckload revenue, net of fuel surcharges, per total mile	$1.543	$1.490	$1.512	$1.480
Average miles per tractor(1)	26,049	27,303	108,026	109,269
Average truckload revenue, net of fuel surcharges, per tractor per week(1)	$3,058	$3,095	$3,124	$3,101
Average tractors (1)	2,352	2,416	2,352	2,516
Average miles per trip	824	891	853	911
Non-revenue miles percentage(2)	8.6%	7.7%	8.1%	7.6%
Total miles – company-employed drivers (in thousands)	55,249	55,059	222,043	228,776
Total miles – independent contractors (in thousands)	6,023	10,908	32,081	46,096

Logistics Segment:
Brokerage:
Revenue (in thousands)	$14,702	$15,328	$62,315	$48,640
Loads	7,334	7,588	30,410	25,246
Intermodal:
Revenue (in thousands)	$9,711	$6,298	$36,598	$20,837
Loads	3,350	2,031	11,513	6,793
Average tractors	62	39	53	31

At December 31, 2008, and December 31, 2007:
Total tractors(1)	2,376	2,416
Average age of company tractors (in years)	2.2	2.0
Total trailers	4,218	3,989
Average age of company trailers (in years)	3.1	2.7
Ratio of trailers to tractors(1)	1.8	1.7
Ratio of tractors to non-driver personnel(1)	4.5	5.2

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2008	2007	2008	2007

Net cash provided by operating activities	$26,625	$17,406	$76,356	$61,807
Net cash used for investing activities	22,694	4,591	37,602	46,826

Weighted average shares outstanding:
Basic	21,830	21,812	21,787	21,795
Diluted	21,954	21,951	21,931	21,961

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 188 and 339 tractors as of December 31, 2008, and 2007, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.